UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2019

Commission File Number	Exact name of registrant as specified in its charter; address of principal executive offices; registrant’s telephone number, including area code	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 1000 Maine Ave., SW Washington, D.C. 20024 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2019, Washington Gas Light Company (the “Company”) entered into a Distribution Agreement (the “Distribution Agreement”) with BB&T Capital Markets, a division of BB&T Securities, LLC, as agent, relating to the issuance and sale from time to time of up to $725,000,000 aggregate principal amount of the Company’s Medium-Term Notes, Series L (the “Series L Notes”), under that certain Indenture, dated as of September 1, 1991, as supplemented on September 1, 1993, by and between The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, and the Company. The Series L Notes will be issued pursuant to one or more supplements to the Company’s registration statement on Form S-3 (File No. 333-224669).

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit No.	Description
1.1	Distribution Agreement, dated January 8, 2019, between Washington Gas Light Company and BB&T Capital Markets, a division of BB&T Securities, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)
Date: January 14, 2019	/s/ William R. Ford
William R. Ford
Vice President & Chief Accounting Officer